Exhibit 16.1

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon. Tel : 35763455Fax :26251263

To: Richard I Anslow Attorney at Law Anslow & Jaclin LLP 195 Route 9 South Manalapan NJ 07726	August 13, 2009

Dear Anslow,

We have reviewed the financial statements of Glorious Pie Limited for the period from July 1, 2008 to March 31, 2009. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filling.

Best regards,

/s/  Parker Randall CF

Parker Randall CF (H.K.) CPA Limited

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon. Tel : 35763455Fax :26251263

To: Richard I Anslow Attorney at Law Anslow & Jaclin LLP 195 Route 9 South Manalapan NJ 07726	August 13, 2009

Dear Anslow,

We have reviewed the financial statements of Glorious Pie Limited for the period from July 1, 2008 to December 31, 2008. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filling.

Best regards,
/s/  Parker Randall CF

Parker Randall CF (H.K.) CPA Limited

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon. Tel : 35763455Fax :26251263

To: Richard I Anslow Attorney at Law Anslow & Jaclin LLP 195 Route 9 South Manalapan NJ 07726	August 13, 2009

Dear Anslow,

We have audited the financial statements of Glorious Pie Limited for the year ended June 30, 2008. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filling.

Best regards,

/s/  Parker Randall CF

Parker Randall CF (H.K.) CPA Limited